UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 14, 2015

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2015, Solazyme, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of March 18, 2015, the record date for the meeting, there were 80,056,557 shares of common stock entitled to vote at the Annual Meeting. Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal. These proposals are described in greater detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 26, 2015.

1.	The stockholders considered a proposal to elect each of Ian Clark and James Craigie to serve until the Company’s 2018 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees were elected based upon the following votes:

Nominees	For	Withheld	Broker Non-Votes
Ian Clark	27,236,378	6,736,875	31,941,367
James Craigie	31,708,282	2,264,971	31,941,367

2.	The stockholders considered a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. This proposal was approved based upon the following votes:

For	Against	Abstain
65,229,761	539,454	145,405

3.	The stockholders considered a proposal to approve, by advisory vote, the Company’s named executive officer compensation. The proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
19,195,929	14,468,283	309,041	31,941,367

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: May 15, 2015	By:	/s/ Tyler W. Painter
Tyler W. Painter
Chief Financial Officer and Chief Operating Officer